UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 23, 2013
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InterDigital, Inc.
(Exact name of registrant as specified in charter)

Pennsylvania	1-33579	23-1882087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300, Wilmington, DE	19809
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 302-281-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 23, 2013, InterDigital and Huawei reached a settlement agreement to enter into binding arbitration to resolve their global patent licensing dispute. The agreement is based on an expedited process leading to a license on terms set by the arbitration panel, with the arbitration process expected to be complete before the end of 2014.

Pursuant to the settlement agreement, InterDigital and Huawei will move to dismiss all litigation matters pending between the parties, including the two U.S. International Trade Commission investigations and related U.S. district court proceedings as they relate to Huawei, and including withdrawal by Huawei of its various antitrust complaints, but excluding the action filed by Huawei in China to set a FRAND rate for the licensing of InterDigital’s Chinese standards-essential patents.  The terms of the settlement agreement permit InterDigital to further appeal, through a petition for retrial in the Chinese Supreme People’s Court, this Chinese court decision relating to InterDigital’s Chinese standards-essential patents.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding InterDigital’s expectation that the arbitration process and resulting patent license will be complete before the end of 2014. Words such as “will,” “expects,” “believes,” and variations of such words or similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are subject to risks and uncertainties. Actual outcomes could differ materially from those expressed in or anticipated by such forward-looking statements due to a variety of factors, including, the terms of the final arbitration procedures and any subsequent changes thereto. InterDigital undertakes no duty to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Jannie K. Lau
Jannie K. Lau
Executive Vice President,
General Counsel and Secretary

Dated: December 24, 2013